UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 2, 2012

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Market Street

St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code(314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K relates to the the previously announced distribution (the “Distribution”), effective as of February 3, 2012 (the “Distribution Date”), at 11:59 p.m. (the “Effective Time”), subject to certain conditions, to holders of record of common stock of Ralcorp Holdings, Inc., a Missouri corporation (the “Company”), at 5:00 p.m., Eastern time, on January 30, 2012, of one share of common stock of Post Holdings, Inc. (“Post”) for every two shares of common stock of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2012, the Company entered into a Separation and Distribution Agreement with Post and Post Foods, LLC, a Delaware limited liability company (“Post Foods’) before the Distribution. The Separation and Distribution Agreement sets forth certain agreements with Post and Post Foods regarding the principal actions needed to be taken in connection with Post’s separation from the Company . It also sets forth other agreements that govern certain aspects of Post’s relationship with the Company following the separation. The following description of the Separation and Distribution Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference. All shareholders of the Company are urged to read the Separation and Distribution Agreement carefully and in its entirety. The description of the Separation and Distribution Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company.

Business Separation and Internal Reorganization

The Separation and Distribution Agreement provides that, on or prior to the Distribution Date:

•

The Company and Post agreed to effect an internal reorganization, with the result that Post will own, directly or indirectly, all outstanding equity interests of Post Foods and a subsidiary that will operate the Post cereals business in Canada;

•	Post agreed to issue a number of shares of its common stock sufficient to effect the Distribution of at least 80% of Post’s common stock to the Company’s shareholders;

•

all net intercompany debt and all intercompany receivables, payables, loans and other accounts between the Company and its subsidiaries, on the one hand, and Post and its subsidiaries, on the other hand, in existence immediately prior to the effective time will be satisfied and/or settled;

•	all intercompany agreements and all other arrangements and course of dealings in effect immediately prior to the Distribution will be terminated or cancelled, subject to certain exceptions; and

•

Post and the Company agreed to use their respective commercially reasonable efforts to obtain any consents, approvals and amendments that are required or appropriate in connection with the transactions.

The Separation and Distribution Agreement also governs the ownership of intellectual property between Post and the Company as of the Distribution Date.

Representations and Warranties

In general, neither the Company nor Post made any representations or warranties with respect to any of the transactions contemplated by the Separation and Distribution Agreement, including, with respect to the Company’s representations and warranties, as to the value, condition, prospects or freedom from encumbrance of, or any other matter concerning any of Post’s subsidiaries or the Post cereals business, the legal sufficiency of any instruments to convey title or assets, or the amount or nature of, or any other matter concerning the liabilities of the Post cereals business. Except as expressly set forth in the Separation and Distribution Agreement, all assets are being transferred on an “as is,” “where is” and “with all faults” basis.

The Distribution

The Separation and Distribution Agreement governs the rights and obligations of Post and the Company’ regarding the proposed Distribution, including with respect to the record date and Distribution Date, appropriate procedures in connection with the Distribution and treatment of fractional shares. The Company agreed to cause the distribution agent to distribute at least 80% of the issued and outstanding shares of Post’s common stock to the Company’s shareholders who hold the Company’s shares as of the record date.

Conditions

The Separation and Distribution Agreement provides that the Distribution is subject to a number of conditions that must be satisfied or waived by the Company’s in its sole discretion, including, without limitation, effectiveness of the Registration Statement on Form 10 for Post common stock by the SEC, the receipt of an IRS letter ruling and opinion of tax counsel, the completion of related financing transactions, Post common stock being accepted for listing on the NYSE and certain other conditions; the Company may, in its sole discretion, determine the Distribution Date and the terms of the Distribution and the Company may at any time prior to the completion of the Distribution decide to abandon or modify the Distribution.

Termination

The Separation and Distribution Agreement provides that it may be terminated by and in the sole discretion of the Company at any time prior to the effective time of the Distribution.

Release of Claims

Post and the Company agreed to broad releases pursuant to which each releases the other party, each subsidiary of the other party and their respective successors and assigns, and all persons who at any time prior to the Distribution Date have been directors, officers or employees of such other party and their respective heirs, executors, administrators, successors and assigns from any claims against any of them that exist or arise from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing on or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Distribution. These releases are subject to certain exceptions set forth in the Separation and Distribution Agreement.

Indemnification

Post agreed to indemnify the Company and its subsidiaries and each of their respective affiliates, directors, officers, employees and agents and each of their heirs, executors, successors and assigns from any expenses and losses relating to, arising out of or due to:

•	any failure by Post to pay, perform or otherwise promptly discharge any of its liabilities or any contract or arrangement included in the Post cereals business;

•

any liabilities of the Post cereals business and any liabilities allocated to Post in the separation, including the liabilities of the Post cereals business assumed by Post Foods, LLC prior to its split off from Kraft;

•	the Post cereals business;

•

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make statements in the information statement or related disclosure documents not misleading, except for certain statements attributable to the Company;

•	any permitted use by us of the Company’s trademarks or information owned by, or licensed by a third party to, the Company;

•

any breach by Post or its subsidiaries of any covenant or agreement set forth in the Separation and Distribution Agreement or any instrument to effect the transactions under the Separation and Distribution Agreement; and

•	any item or matter for which indemnification by Post is provided in accordance with the Employee Matters Agreement.

The Company agreed to indemnify Post and its subsidiaries and each of their subsidiaries’ respective affiliates, directors, officers, employees and agents and each of their subsidiaries’ heirs, executors, successors and assigns from any expenses and losses relating to, arising out of or due to:

•	the failure of the Company to pay, perform or otherwise promptly discharge any liabilities or contracts of the Company and its affiliates other than liabilities allocated to us in the separation;

•	the business and operations of the Company and any liabilities of the Company which are not allocated to Post in the separation;

•

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make statements in the information statement or related disclosure documents not misleading, to the extent relating to certain statements attributable to the Company;

•	any permitted use by the Company of the trademarks or information owned by, or licensed by a third party to, Post;

•

any breach by the Company or its subsidiaries of any covenant or agreement set forth in the Separation and Distribution Agreement or any instrument to effect the transactions under the Separation and Distribution Agreement; and

•	any item or matter for which indemnification by the Company is provided in accordance with the Employee Matters Agreement.

The amount of any party’s indemnification obligations is subject to reduction by any insurance proceeds received by the party being indemnified. The Separation and Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Business Opportunities

The Separation and Distribution Agreement provides that neither Post nor the Company nor their respective affiliates have any duty to refrain from engaging in the same or similar activities or lines of business as the other party or doing business with suppliers or customers of the other party, and both Post and the Company acknowledge that neither of them have any duty to communicate or offer any business opportunities to the other.

Exchange of Information

The Separation and Distribution Agreement provides that Post and the Company will exchange certain information reasonably required to comply with reporting, filing, audit, litigation, tax, regulatory and other obligations, subject to certain exceptions.

Dispute Resolution

As a general rule, Post and the Company have agreed to arbitration in the event of a dispute, controversy or claim arising out of the Separation and Distribution Agreement, any related ancillary agreements or the transactions contemplated by these agreements.

Further Assurances

Post and the Company have agreed to use commercially reasonable efforts to take all actions reasonably necessary or advisable to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement, provided that neither party shall be obligated to pay any consideration or out-of-pocket expenses (other than de minimis fees), grant any concession or incur any liability to any third party.

Item 7.01	Regulation FD Disclosure.

In a press release dated February 6, 2012, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, the Company announced that it completed the separation of Post.

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index to this report, which Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2012	Ralcorp Holdings, Inc. (Registrant)

	By:	/s/ Scott Monette
Scott Monette Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Separation and Distribution Agreement dated as of February 2, 2012 by and among the Company, Post Holdings, Inc. and Post Foods, LLC.

99.1	Press Release dated February 6, 2012 issued by the Company.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.